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                        VAN KAMPEN SMALL CAP GROWTH FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2008 - SEPTEMBER 30, 2008

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
                                                                       Amount of    % of     % of
                                           Offering        Total        Shares    Offering   Funds
   Security      Purchase/     Size of     Price of      Amount of     Purchased  Purchased   Total                   Purchased
   Purchased     Trade Date   Offering      Shares        Offering      By Fund    By Fund   Assets     Brokers         From
---------------- ----------- ------------ ------------ ------------- ------------ ---------- -------- ------------- --------------
   Intrepid       04/21/08        -         $32.00       30,000,000     81,300     0.271%    0.4948%  Goldman,      Goldman Sachs
  Potash Inc.                                                                                         Sachs &
                                                                                                      Co.,
                                                                                                      Merrill
                                                                                                      Lynch &
                                                                                                      Co., Morgan
                                                                                                      Stanley,
                                                                                                      RBC Capital
                                                                                                      Markets and
                                                                                                      BMO Capital
                                                                                                      Markets
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